Exhibit 99.2

October 21, 2020

LOWE’S ANNOUNCES THE EARLY RESULTS OF ITS CASH TENDER OFFERS

FOR CERTAIN OF ITS OUTSTANDING DEBT SECURITIES, AND

INCREASES TO THE AGGREGATE TENDER CAP AND TENDER SUBCAPS

MOORESVILLE, N.C. – Lowe’s Companies, Inc. (NYSE: LOW) (the “Company”) today announced the early results of its previously announced cash tender offers (the “Tender Offers”) of its outstanding 7.110% Notes due 2037, 6.650% Notes due 2037, 5.800% Notes due 2036, 5.800% Notes due 2040, 5.125% Notes due 2050, 5.000% Notes due 2043, 5.125% Notes due 2041, 4.550% Notes due 2049, 5.000% Notes due 2040, 4.375% Notes due 2045, 4.650% Notes due 2042, 4.250% Notes due 2044, 4.050% Notes due 2047, 5.500% Notes due 2035, 7.200% Notes due 2027, 6.875% Notes due 2028, 6.500% Notes due 2029, and 4.500% Notes due 2030 (collectively, the “Notes”) in the priorities set forth in the table below, subject to an aggregate tender cap (the “Aggregate Tender Cap”) of up to an aggregate principal amount of all series of Notes that does not exceed $3,982,632,051.62 in aggregate cash consideration excluding accrued interest, which amount reflects the Upsize Amendments (as defined below). The amount of each series of Notes purchased is limited to the applicable Tender SubCap (each, a “Tender SubCap”) set forth in the table below, if any, which amounts reflect the Upsize Amendments. The terms and conditions of the Tender Offers are described in the Company’s Offer to Purchase, dated October 7, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal. As previously announced, the purpose of the Tender Offers is to reduce interest expense and manage the maturity profile of the Company’s outstanding debt.

In addition, the Company has amended the Tender Offers (the “Upsize Amendments”) to (i) increase the previously announced Aggregate Tender Cap from $3,500,000,000 to $3,982,632,051.62, which amount reflects the acceptance for purchase of a combined $3,000,000,000 of Notes on an aggregate principal amount basis, (ii) increase the previously announced Tender SubCap for its 5.125% Notes due 2050 from $500,000,000 to $812,724,000, (iii) increase the previously announced Tender SubCap for its 4.550% Notes due 2049 from $600,000,000 to $897,643,000 and (iv) increase the previously announced Tender SubCap for its 5.000% Notes due 2040 from $300,000,000 to $393,626,000. All other terms of the Tender Offers as previously announced remain unchanged.

As of 5:00 p.m., New York City time, on October 21, 2020 (the “Early Tender Deadline”), the principal amounts of the Notes listed in the table below had been validly tendered and not validly withdrawn.

Up to the Aggregate Tender Cap (not to exceed the Tender SubCap for each series of Notes, if any) of the

Outstanding Debt Securities of Lowe’s Companies, Inc. Listed Below in the Priority Listed Below

Title of Security	CUSIP Numbers	Principal Amount Outstanding	Principal Amount Tendered(1)	Tender SubCap(2)	Principal Amount Accepted	Acceptance Priority Level(3)	Total Consideration (4)(5)	Approximate Proration
7.110% Notes due 2037	54866NBJ7	$40,820,000	$11,076,000	N/A	$11,076,000	1	$1,469.74	100%
6.650% Notes due 2037	548661CP0	$229,960,000	$22,728,000	N/A	$22,728,000	2	$1,467.11	100%
5.800% Notes due 2036	548661CL9	$290,106,000	$7,453,000	N/A	$7,453,000	3	$1,340.90	100%
5.800% Notes due 2040	548661CR6	$229,908,000	$43,236,000	N/A	$43,236,000	4	$1,406.14	100%
5.125% Notes due 2050	548661DW4	$1,250,000,000	$812,724,000	$812,724,000	$812,724,000	5	$1,408.96	100%
5.000% Notes due 2043	548661DA2	$296,951,000	$43,879,000	N/A	$43,879,000	6	$1,299.02	100%

5.125% Notes due 2041	548661CU9	$152,135,000	$49,259,000	N/A	$49,259,000	7	$1,309.41	100%
4.550% Notes due 2049	548661DS3	$1,500,000,000	$897,643,000	$897,643,000	$897,643,000	8	$1,302.67	100%
5.000% Notes due 2040	548661DV6	$750,000,000	$393,626,000	$393,626,000	$393,626,000	9	$1,330.58	100%
4.375% Notes due 2045	548661DJ3	$750,000,000	$325,582,000	N/A	$325,582,000	10	$1,250.18	100%
4.650% Notes due 2042	548661CX3	$750,000,000	$242,122,000	N/A	$242,122,000	11	$1,286.07	100%
4.250% Notes due 2044	548661DE4	$350,000,000	$208,724,000	N/A	$150,672,000	12	$1,221.98	72%
4.050% Notes due 2047	548661DQ7	$1,500,000,000	$558,053,000	N/A	$0	13	$1,212.82	0%
5.500% Notes due 2035	548661CJ4	$343,915,000	$27,015,000	N/A	$0	14	$1,401.02	0%
7.200% Notes due 2027	54866NBP3	$75,000,000	$37,650,000	N/A	$0	15	$1,330.34	0%
6.875% Notes due 2028	548661AH0	$255,478,000	$23,116,000	N/A	$0	16	$1,336.77	0%
6.500% Notes due 2029	548661AK3	$310,741,000	$28,233,000	N/A	$0	17	$1,358.49	0%
4.500% Notes due 2030	548661DU8	$1,250,000,000	$514,046,000	N/A	$0	18	$1,240.53	0%

(1)	As reported by D.F. King & Co., Inc., the tender and information agent for the Tender Offers.
(2)	The applicable Tender SubCap applies to aggregate principal amount of the respective series of Notes tendered.
(3)

Subject to the Aggregate Tender Cap (as increased) and Tender SubCaps (as increased) and proration, the principal amount of each series of Notes that is purchased in each Tender Offer was determined in accordance with the applicable acceptance priority level (in numerical priority order) as specified in this column.

(4)	Per $1,000 principal amount of Notes accepted for purchase.
(5)	The Total Consideration includes the early tender premium of $30 per $1,000 principal amount of Notes.

The Tender Offers are scheduled to expire at 11:59 p.m., New York City time, on November 4, 2020. However, because holders of Notes subject to the Tender Offers validly tendered and did not validly withdraw Notes on or prior to the Early Tender Deadline for which the aggregate principal amount exceeds the Aggregate Tender Cap (as increased), the Company will not accept for purchase any Notes tendered after the Early Tender Deadline.

Pursuant to the terms of the Tender Offers, the amount of Notes accepted for purchase is subject to the Aggregate Tender Cap (as increased), Tender SubCaps (as increased) and the proration procedures described in the Offer to Purchase. The amounts of each series of Notes accepted for purchase by the Company was determined in accordance with the Acceptance Priority Levels specified in the table above, with 1 being the highest Acceptance Priority Level and 18 being the lowest Acceptance Priority Level. Settlement for Notes accepted for purchase is expected to occur on October 23, 2020 (the “Early Settlement Date”). Holders whose Notes are accepted for purchase pursuant to the Tender Offers on the Early Settlement Date will receive the applicable Total Consideration for such Notes as described in the Offer to Purchase and will also receive accrued and unpaid interest rounded to the nearest cent on each $1,000 principal amount of Notes from the last interest payment date for the applicable series of Notes up to, but not including, the Early Settlement Date.

Notes not accepted for purchase by the Company in a Tender Offer will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company or otherwise returned in accordance with the Offer to Purchase and related Letter of Transmittal.

The Company’s obligation to accept for purchase and to pay for the Notes validly tendered in the Tender Offers is conditioned on the satisfaction or waiver of the conditions described in the Offer to Purchase, including a financing condition and certain other general conditions described in the Offer to Purchase.

Information Relating to the Tender Offers

Barclays Capital Inc. and Wells Fargo Securities, LLC are acting as the lead dealer managers for the Tender Offers, and Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as co-dealer managers. The information agent and tender agent is D.F. King & Co., Inc. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting D.F. King & Co., Inc. at (800) 884-4725 (toll-free), (212) 269-5550 (banks and brokers) or lowes@dfking.com. Questions regarding the Tender Offers should be directed to Barclays, Liability Management Group, at (212) 528-7581 (collect), (800) 438-3242 or us.lm@barclays.com or Wells Fargo Securities, Liability Management Group, at (704) 410-4759 (collect), (866) 309-6316 (toll-free) or liabilitymanagement@wellsfargo.com. This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to an Offer to Purchase dated October 7, 2020 and a related Letter of Transmittal, which set forth the terms and conditions of the Tender Offers, and only in such jurisdictions as is permitted under applicable law.

Disclosure Regarding Forward-Looking Statements

Included herein are forward-looking statements, including statements with respect to an anticipated financing and any repayment of debt. There are many factors that affect management’s views about future events and trends of the business and operations of the Company, all as more thoroughly described in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking information included in this release or any of its public filings.

About Lowe’s

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 18 million customers a week in the United States and Canada. With fiscal year 2019 sales of $72.1 billion, Lowe’s and its related businesses operate or service more than 2,200 home improvement and hardware stores and employ approximately 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts.

For Immediate Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Kate Pearlman	Jackie Pardini Hartzell
	704-775-3856	704-758-4317
	kate.pearlman@lowes.com	jaclyn.pardini@lowes.com

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